Exhibit 10.1

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

THIS NOTE IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS AS SET FORTH HEREIN.

$750,000	October 6, 2011
New York, New York

PROMISSORY NOTE AND SECURITY AGREEMENT

For value received, and on the terms and subject to the conditions set forth herein, ACCESS TO MONEY, INC., a Delaware corporation (the “Borrower”), hereby promises to pay LC CAPITAL MASTER FUND, LTD., a Cayman Islands corporation (the “Lender”), on the Termination Date (as defined hereinafter) the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) (the “Loan”) or, if less, the aggregate unpaid principal amount of the Advances from time to time outstanding made available by the Lender to the Borrower pursuant to this promissory note and security agreement (this “Note”).  The Borrower hereby promises to pay interest on the unpaid principal amount of the Loan on the dates and at the rates provided for in this Note.

Section 1.                      Certain Terms Defined. The following terms for all purposes of this Note shall have the respective meanings specified below.

“Advance” shall have the meaning set forth in Section 3.

“Additional Percentage” means (i) zero percent (0%) on and after the Closing Date but prior to  the three month anniversary of the Closing Date or (ii) four percent (4%) on and after the three month anniversary of the Closing Date.

“Agreed Interest Rate” means a rate per annum equal to the sum of (a) six percent (6%) plus (b) the Additional Percentage.

“Applicable Law” shall mean any Law of any Authority, including, without limitation, all national, Federal, state and local banking or securities laws, to which the person in question is subject or by which it or any of its material property is bound.

“Authority” shall mean any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any national, Federal, state, local, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Availability Period” shall mean the period commencing the date hereof and ending on the earlier of (i) the Termination Date or (ii) November 31, 2011.

“Borrower” shall have the meaning set forth in the preamble.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Closing Date” means the date of this Note.

“Collateral” means automatic teller machines approved by Sovereign Bank and against which Advances have been made under this Note as set forth from time to time on Schedule 1.

“Dollars” or “$” means the legal currency of the United States of America.

“Drawdown Notice” shall have the meaning set forth in Section 3.

“Existing LC Loan Agreement” means that certain amended and restated loan and security agreement dated September 3, 2010 as amended by a first amendment thereto, dated October 21, 2010 and effective as of September 3, 2010 and a second amendment thereto dated May 11, 2011 (as so amended and as the same may be further amended, restated, supplemented, modified, renamed, extended or refinanced from time to time in accordance with its provisions) by and among the Borrower, as borrower, the lenders party thereto, as lenders, Access to Money ATM Corporation, Access to Money Acquisition Corporation and Access to Money-SL, Inc., as joint and several guarantors, and Lampe, Conway & Co., LLC as administrative agent and collateral agent.

“Guarantors” shall mean each of the Subsidiaries of the Borrower.

“Guaranty” shall mean the guaranty of the Borrower’s obligations under this Note executed and delivered by the Guarantors in favor of Lender.

“Indemnified Party” shall have the meaning set forth in Section 18.

“Law” shall mean any law, rule, regulation or official code, consent decree, constitution, decree, directive, enactment, guideline, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, requirement, rule of law, rule of public policy, settlement agreement, statute, or writ.

“Lender” shall have the meaning set forth in the preamble.

“Loan” shall have the meaning set forth in the preamble.

“Obligors” means the Borrower and the Guarantors.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Prepayment Date” shall have the meaning set forth in Section 5.

“Sovereign Loan Agreement” means that certain loan and security agreement dated September 3, 2010, as amended by a first amendment thereto, dated October 21, 2010 and effective as of September 3, 2010 and a second amendment thereto dated May 11, 2011 (as so amended and as the same may be further amended, restated, supplemented, modified, renamed, extended or refinanced from time to time in accordance with its provisions) by and between the Borrower, as borrower, and Sovereign Bank, as lender.

“Subsidiary” means any Person (i) which is directly or indirectly controlled by the Borrower, (ii) in which the Borrower owns, directly or indirectly, at least fifty percent (50.0%) of the share capital, or (iii) which is a Subsidiary of a company described in clause (i) or (ii) above.  As used in this definition of “Subsidiary”, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a company, whether through ownership of voting securities, by contract, or otherwise.

“Termination Date” means the earlier of (i) the declaration of an Event of Default and acceleration of the Loan pursuant to Section 11 hereof and (ii) April 6, 2012 (or if such day is not a Business Day, then the next succeeding Business Day).

“Transaction Documents” means this Note, the Guaranty and any other documents that may be executed as security for the Loan and the Borrower's obligations in connection therewith.

Section 2.                      Conditions to Lending.

The obligation of the Lender to make the Loan and any Advance thereunder available to the Borrower under this Note shall be expressly subject to the following conditions precedent:

(a)           Corporate Documents.  The Lender shall have received such evidence as it may reasonably require as to the authority of the officers or attorneys-in-fact executing the Transaction Documents including, but not limited to, the following:

(i)	certificates of the Obligors, certifying as true and complete as of the date hereof the constitutional documents of such Obligor, in such form and substance as the Lender shall reasonably require;

(ii)
copies, certified as true and complete by an officer of the Obligors of the resolutions of its board of directors evidencing approval of the Transaction Documents to which it is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

(iii)
copies, certified as true and complete by an officer of the Obligors of all documents evidencing any other necessary action, approvals or consents for the Transaction Documents to which it is a party; and

(iv)	all such other agreements, instruments, documents and certificates (including a certificate of good standing) of the Obligors as the Lender deems necessary or advisable.

(b)           The Note.  The Borrower shall have duly executed and delivered this Note to the Lender.

(c)           Drawdown Notice.  The Lender shall have received a Drawdown Notice in accordance with the terms of Section 3.

(d)           Uniform Commercial Code Searches and Filings.  The Lender shall have received copies of all Uniform Commercial Code searches as it shall deem necessary and the Borrower and Guarantor shall have agreed to the filing of all such Uniform Commercial Code Financing Statements (Form UCC-1) and other security recordation documents as the Lender shall require.

(e)           Guaranty.  The Guarantors shall have duly executed and delivered the Guaranty to the Lender.

Section 3.                      The Loan.

On the terms and subject to the conditions of this Note, the Lender hereby agrees that it  shall, at its sole discretion, make Seven Hundred Fifty Thousand Dollars ($750,000) of the Loan available to the Borrower in multiple advances, each in an amount of up to Two Hundred Fifty Thousand Dollars ($250,000) (each, an “Advance”), for the purpose of repaying vendors the purchase and deployment costs of revenue generating automatic teller machines and to fund the purchase of additional revenue generating automatic teller machines; provided, however, that the Lender shall not be obligated to make any Advance if the amount of such Advance when aggregated with the principal amount of all other Advances under the Loan then outstanding would exceed Seven Hundred Fifty Thousand Dollars ($750,000).

The Borrower shall during the Availability Period, in respect of all Advances, provide the Lender with written notice (the “Drawdown Notice”), at least three (3) Business Days prior to the date of the proposed Advance.  Each Drawdown Notice shall specify (a) the date of the proposed borrowing (which shall be a Business Day), (b) the disbursement instructions for the proceeds of such Advance, (c) the ATM machines being pledged with respect to the requested Advance, by manufacturer, purchase price paid by Borrower, and serial number, and (d) Sovereign Bank’s approval of the request and pledged Collateral, which approval shall not be unreasonably withheld.  Each Drawdown Notice shall be effective upon receipt by the Lender and shall be irrevocable.  In addition, the Borrower shall not be permitted to provide more than one (1) Drawdown Notice in any seven day period.

The Loan shall mature, and the principal amount thereof shall become immediately due and payable (together with interest accrued thereon), on the Termination Date.

Section 4.                      Interest and Principal.

The unpaid principal amount of the Loan, consisting of Advances made to or at the request of Borrower, shall bear interest on each such Advance from the time it is made, at the Agreed Interest Rate.  Interest shall be paid on the three (3) month anniversary of the Closing Date and on the Termination Date or, if applicable, such earlier date that is the Prepayment Date.  Interest shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  The Lender shall keep the official records relating to the Advances and payments and capitalization of interest under the Loan.

Any overdue principal of or interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Agreed Interest Rate plus three percent (3%).

The outstanding principal balance of the Loan, any interest accrued thereon and any outstanding fees, expenses or charges, shall be payable on the Termination Date.

It is the intent of the parties that the rate of interest and other charges to the Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable under this Note are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge the Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrower.

Section 5.                      Optional Prepayments.

The Borrower may prepay the Loan in whole, but not in part, at any time without penalty by paying the entire outstanding principal amount together with interest accrued thereon to the date of prepayment (the “Prepayment Date”).

Section 6.                      General Provisions as to Payments.

 All payments of principal of and interest on the Loan by the Borrower hereunder shall be made not later than 12:00 Noon (New York City time) on the date when due by cashier’s check or by wire transfer of immediately available funds to the Lender's account or accounts at a bank or banks in the United States specified by the Lender in writing to the Borrower without reduction by reason of any set-off or counterclaim.

Section 7.                      Taxation.

All payments in respect of or relating to this Note by Borrower shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any tax jurisdiction unless the withholding or deduction is required by law.  If withholding or deduction is required by law, the Borrower shall pay such additional amounts as are necessary in order that the net amounts received by the Lender after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of or relating to this Note in the absence of the withholding or deduction.

Section 8.                      Representations and Warranties.

The Borrower represents and warrants to the Lender that:

(a)           it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)           it is duly authorized to do business in all jurisdictions material to the conduct of its business;

(c)           it has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Note and to conduct its business substantially as currently conducted by it;

(d)           the execution, delivery and performance of this Note and related documents are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action at a duly held meeting of the board of directors of the Borrower;

(e)           this Note and the related documents have been duly executed by an authorized signatory of the Borrower and constitutes a legal, valid and binding obligation enforceable against the Borrower;

(f)           this Note and the related documents do not violate any of the Borrower’s organizational documents, any law, court order or agreement by which the Borrower is bound;

(g)           the Borrower’s performance under this Note is not threatened by any pending or threatened litigation; and

(h)           it has good and marketable title to all of the Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, other than the lien and security interest in favor of the Lender created hereunder or under any other obligation of the Borrower to the Lender and in favor of Sovereign Bank.

All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the execution of this Note.

Section 9.                      Covenants of the Borrower.

The Borrower agrees that so long as any amounts have been drawn down under this Note and until all of the Borrower’s obligations hereunder have been paid and performed in full, the Borrower shall:

(a)           maintain its existence and authority to conduct its business as presently contemplated to be conducted (including, without limitation, maintain all licenses, permits and approvals necessary to conduct such business under Applicable Law);

(b)           materially comply with all applicable laws, rules, regulations and orders applicable thereto;

(c)           maintain sole legal and beneficial ownership of the Collateral and, if applicable, promptly have the lien in favor of the Lender noted on any and all evidences of ownership of, certificates of title, or applications for title to the Collateral, and will promptly deliver to Lender, the originals thereof;

(d)           maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept the Collateral in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same;

(e)           maintain insurance with responsible companies in such amounts and against such risks as is currently carried thereby;

(f)           maintain appropriate books and accounts; and

(g)           pay all applicable taxes as they become due.

Section 10.                      Negative Covenants.

           The Borrower agrees that so long as any amounts have been drawn down under this Note and until all of the Borrower’s obligations hereunder have been paid and performed in full, the Borrower shall not, without the prior written approval of the Lender:

(a)           incur any additional debt, other than accounts payable and accrued expenses incurred by the Borrower in the ordinary course of business consistent with commercially reasonable practice;

(b)           merge or consolidate with any other person or entity, or liquidate or dissolve or instruct or grant resolutions to any liquidator of the Borrower;

(c)           change its structure or organizational documents or form any subsidiaries or other affiliated entities except as may be required by applicable law or regulation;

(d)           make any loans, investments or acquisitions outside the ordinary course of business;

(e)           create, assume or permit to exist any mortgage, charge, encumbrance, pledge, lien or other security interest on any Collateral other than the lien and security interest in favor of the Lender created hereunder or under any other obligation of the Borrower to the Lender or Sovereign Bank;

(f)           file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, or file or authorize any like instrument, with respect to the Collateral in which the Lender is not named as the sole secured party (other than a financing statement or instrument with respect a second priority security interest in the Collateral in favor of Sovereign Bank);

(g)           enter into any agreement in which the terms of such agreement would restrict or impair the ability of the Borrower to perform its obligations under this Note;

(h)           make any distributions or pay any dividends;

(i)           enter into any agreement to do any of the foregoing; or

(j)           take any other voluntary action without the prior written consent of the Lender to avoid or seek to avoid the observance or performance of any of the terms of the Note, but will at all times in good faith assist in carrying out all those terms and in taking all action necessary or appropriate to protect the Lender against impairment.

Section 11.                      Events of Default.

Each of the following events shall constitute an “Event of Default”:

(a)           any principal of or interest on the Loan shall not be paid when due;

(b)           the Borrower breaches any representation or warranty hereunder;

(c)           the Borrower defaults in the due and punctual observance or performance of any covenant, condition or agreement contained in this Note and such default is not cured (to the extent curable in the discretion of the Lender) within fifteen (15) days after notice from the Lender;

(d)           an event or circumstance defined as an “Event of Default” in Section 14.1 of the Existing LC Loan Agreement or Section 14.1 of the Sovereign Loan Agreement shall occur and be continuing (and subject to any cure or grace period relating thereto specified therein);

(e)           a court shall enter a decree or order in respect of the Subsidiaries voiding or otherwise declaring in effective or inoperative the Guaranty;

(f)           a court shall enter a decree or order for relief in respect of the Borrower or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or any Guarantor for any substantial part of the property of the Borrower or any Guarantor ordering the winding up or liquidation of the affairs of the Borrower or any Guarantor, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(g)           the Borrower or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or any Guarantor or for any substantial part of the property of the Borrower or any Guarantor, or the Borrower or any Guarantor shall make any general assignment for the benefit of creditors.

If an Event of Default described in (f) or (g) above shall occur, the unpaid principal and accrued interest on the Loan shall become immediately due and payable without any declaration or other act on the part of the Lender.  Immediately upon the occurrence of any Event of Default described in (f) or (g) above, or upon failure to pay this Note in full on the Termination Date, the Lender, without any notice to the Borrower, which notice is expressly waived by the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Lender under this Note and any other agreement or instrument, and any and all rights and remedies available to the Lender at law or in equity.

If any Event of Default described in clauses (a) through (g) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may by notice to the Borrower declare all or any portion of the unpaid principal amount of and accrued interest on the Loan to be due and payable, whereupon the full unpaid amount of and accrued interest on the Loan which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

Upon the occurrence of an Event of Default, the Lender may, forthwith and without notice of any kind to the Borrower, proceed to foreclose against the Collateral or any part thereof pursuant to this Note and according to the laws of the jurisdiction or jurisdictions in which such Collateral or part thereof shall at the time be located, by doing any one or more or all of the following acts as the Lender in its sole and complete discretion may then elect:

i.	exercise all rights and remedies, in foreclosure and otherwise, available to it as a mortgagee and/or secured party under the provisions of applicable law;

ii.
institute legal proceedings to foreclose upon and against the security interests granted in and by this Note, to recover judgment for all amounts then due and owing as indebtedness secured hereby, and to collect the same out of any of the Collateral or the proceeds of any sale or other disposition thereof;

iii.
sell the Collateral or any part thereof with or without prior notice to the Borrower free from any claim of or by the Borrower of any nature whatsoever, and with or without the benefit of any contract thereon, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Lender in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or themselves to purchase the Collateral or any part thereof at any such public auction and to set off the purchase price against all or any part of the obligations hereunder;

iv.	institute legal proceedings for the sale, transfer or other disposition, under judgment or decree of any court of competent jurisdiction, of any or all the Collateral;

v.
manage, insure, maintain and repair the Collateral and to employ the Collateral in such manner, upon such terms and for such period as the Lender in its absolute discretion deems expedient and for the purposes aforesaid the Lender shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Collateral, and the insurance, management, maintenance, repair, and employment of the Collateral, in all respects as if the Lender were the owner thereof and without being responsible for any loss thereby incurred;

vi.	recover from the Borrower on demand any expenses, liabilities or losses as maybe incurred in or about the exercise of the power vested in the Lender;

vii.
without regard to the adequacy of the security for the obligations hereunder by virtue of this Note or otherwise or any other collateral or other security or to the solvency of the Borrower, institute legal proceedings for the appointment of a receiver or receivers pending foreclosure hereunder or for the sale of any of the Collateral under the order of a court of competent jurisdiction or under other legal process;

viii.
proceed by way of prejudgment attachment or replevin in accordance with the laws of the jurisdiction in which the Collateral or any part thereof is then located to seize the Collateral by judicial process;

ix.	personally, or by agents or attorneys, enter upon any premises of the Borrower, or otherwise as permitted by applicable law, where the Collateral or any part thereof may then be located; or

x.
generally, recover from the Borrower on demand each and every reasonable expense, liability or loss incurred by the Lender in or about or incidental to the exercise by it of any of the powers aforesaid.

Section 12.                      Collateral.

The Borrower does hereby transfer, convey, mortgage, hypothecate, pledge, assign and grant a first priority security interest to the Lender in and to the Collateral and each and every item thereof to the extent of its right, title and interest therein TO HAVE AND TO HOLD the Collateral unto the Lender, and its successors and assigns, as security for the due and punctual payment and performance of the obligations hereunder; provided, however, that, and these presents are subject to the condition that, if the Borrower shall have indefeasibly paid or caused to be paid or performed all of the obligations hereunder which are due and owing on or before the Termination Date and no Event of Default shall have occurred and be subsisting, the security interest created by this Note shall terminate and be discharged and upon the request of the Borrower, the Lender shall execute and deliver to the Borrower, at the expense of the Borrower, such instruments of satisfaction and release as may be appropriate.

This Note constitutes a security agreement for purposes of the Uniform Commercial Code in all relevant jurisdictions. Upon an Event of Default, the Lender shall have all the rights and remedies of a secured party provided in the Uniform Commercial Code in force in New York.  The Collateral is granted as security only and shall not subject the Lender to, or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

The Borrower agrees that it will, in such manner and form as the Lender may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Lender may request, in order to create, preserve, perfect or validate any security interest or to enable the Lender to exercise and enforce its rights hereunder with respect to any of the Collateral.  To the extent permitted by applicable law, the Borrower hereby authorizes the Lender to file, in the name of the Borrower or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Note or of a financing statement relating to this Note) which the Lender in its sole discretion may deem necessary or appropriate to further perfect its security interest in the Collateral.

The Borrower hereby irrevocably appoints the Lender his true and lawful attorney, with full power of substitution, in the name of the Borrower, the Lender or otherwise, for the sole use and benefit of the Lender, but at the expense of the Lender, to the extent permitted by law to exercise, at any time and from time to time after an Event of Default has occurred and while it is continuing, all or any of the following powers with respect to all or any of the Collateral:

(a)           to demand, sue for, collect, receive and give acquittance for any and all monies due to become due upon or by virtue thereof;

(b)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(c)           to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Lender were the absolute owner thereof; and

(d)           to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Lender shall give the Borrower not less than ten days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Lender and the Borrower agree that such notice constitutes “reasonable notification” within the meaning of Sections 9-611 and 9-612 of the Uniform Commercial Code.

The Lender may, in its commercially reasonable judgment, determine to sell all or any part of the Collateral in a private sale.  The Borrower acknowledges that any such private sale may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale of Collateral subject to the aforesaid prohibitions shall not be deemed not to have been made in a commercially reasonable manner because such sale was effected in such manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof or obligor thereunder to register such Collateral for public sale.

The Borrower covenants and agrees that in the event that any of the Collateral shall become subject to any lien or security interest (other than the lien and security interest in favor of the Lender created hereunder or under any other obligation of the Borrower to the Lender or Sovereign Bank), or the lien on and security interest in the Collateral in favor of the Lender created hereunder shall cease to be a perfected security interest in and lien on any of such Collateral except pursuant to a release herein contemplated, the Borrower will promptly take whatever action may be necessary to release such other liens or security interests or to restore the Lender’s lien on and security interest in the Collateral as a perfected security interest or lien, as the case may be.  The Borrower acknowledges that money damages would not be a sufficient remedy for the breach of Borrower’s covenant in this paragraph and that, in addition to all other remedies that may be available, the Lender shall be entitled to specific performance as a remedy for any such breach.

Section 13.                      Further Assurances.

The Borrower hereby agrees that, from time to time upon the written request of the Lender, it will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Note and to protect and preserve the priority and validity of the security interests granted hereunder.

Section 14.                      Powers and Remedies Cumulative; Delay or Omission Not Waiver of Event of Default.

No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Lender to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Lender.

Section 15.                      Transfers.

The Borrower may not transfer or assign this Note nor any right or obligation hereunder to any person or entity without the prior written consent of the Lender.  This Note is freely transferable by the Lender.

Section 16.                      Modification.

This Note may be modified only with the written consent of both the Borrower and the Lender.

Section 17.                      Expenses.

The Borrower agrees to pay to the Lender all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Note, or performance by the Lender of any obligations of the Borrower in respect of the Collateral which the Borrower has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, and all such expenses shall be secured obligations to the Lender secured hereunder.

Section 18.                      Indemnification.

The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns, (each an “Indemnified Party”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, attorneys’ fees, charges and disbursements) incurred by such Indemnified Party as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Borrower herein.

Section 19.                      Notices.

All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing, mailed or delivered to each party at the respective addresses of the parties set out below, or at such other address as a party hereto shall have furnished to the other parties in writing:

If to the Borrower:	Access to Money, Inc.
1101 Kings Highway, STE G100
Cherry Hill, New Jersey 08034
Attention: Michael Dolan, CFO

If to the Lender:	LC Capital Master Fund, Ltd.
680 Fifth Street, Suite 1202,
New York, NY 10019
Attention: Richard Conway

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) on receipt of confirmation of delivery.

Section 20.                      Miscellaneous.

This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said state.  The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.  The Section headings herein are for convenience only and shall not affect the construction hereof.  Any provision of this Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  This Note shall bind the Borrower, its successors and permitted assigns.  The rights under and benefits of this Note shall inure to the Lender and its successors and assigns.

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THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY.

IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed as of the first above written.

ACCESS TO MONEY, INC.

By:	/s/ Michael J. Dolan
Name:	Michael J. Dolan
Title:	Chief Financial Officer

ACKNOWLEDGED:

LC CAPITAL MASTER FUND, LTD.

By:	/s/ Richard F. Conway
Name:	Richard F. Conway
Title:	Director